SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 16, 2002

                        CROSS MEDIA MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                    0-25435                   13-4042921
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of incorporation)                                       Identification No.)

             461 Fifth Avenue, 19th Floor, New York, New York 10017
                (Address of principal executive offices/Zip Code)

Registrant's telephone number, including area code:  (212) 457-1200

Former name, former address, and former fiscal year, if changed since last report: N/A
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Item 5. Other Events

      On August 16, 2002, Cross Media's credit facility was amended. The amendment reduced the amount of subordinated debt financing which Cross Media is required to receive by September 2, 2002 from $3,000,000 to $1,500,000. Cross Media obtained this financing on August 19, 2002, as described below. Additionally, Cross Media is only permitted to borrow up to an additional $750,000 under the facility without obtaining the lenders prior consent. There is also another $750,000 of availability under the credit facility, which Cross Media may borrow only with the lenders consent.

      On August 16, 2002, Cross Media borrowed $1,650,000 from its largest principal stockholder (the "Lender"), pursuant to a $1,650,000 note (the "Note"). The Note is due on the fifth business day after demand for payment is made, which may be made on the earlier of (i) August 16, 2003 and (ii) the receipt by the Company of debt and/or equity financing resulting gross proceeds of at least $5,000,000 to the Company (the "Maturity Date"). The Note bears interest at an annual rate of 10%, payable quarterly, in arrears. If Cross Media does not repay the Note on the Maturity Date, the Lender may convert the Note into shares of common stock of Cross Media at the rate of $1.91 of principal of, and/or accrued and unpaid interest on, the Note. If the note is not repaid on or prior to February 16, 2003, Cross Media shall issue to the Lender a warrant to purchase up to a number of shares of common stock of Cross Media equal to 500,000 multiplied by a fraction, the numerator of which is the then outstanding principal amount of the Note and the denominator of which is $1,650,000 (the "Note Warrants") The Note Warrants will be exercisable for a period of ten years from the date of issuance at an exercise price of $1.91 per share. Cross Media also issued to the Lender a ten-year warrant to purchase 200,000 shares of its common stock at an exercise price of $1.91 per share. Cross Media paid the Lender a fee of $150,000 for providing this financing.

      In connection with the issuance of Note, Cross Media and the Lender amended a $1,500,000 note issued to the Lender on May 27, 2002 (the "Original Note"). The amended note (the "Amended Note") is due February 16, 2003, and bears interest at the rate of 6% per annum until November 27, 2002 and 10% thereafter. Interest, which accrues from the date of issuance of the Original Note, is payable at maturity. If Cross Media does not repay the Amended Note at maturity, the Lender may convert the Amended Note into shares of common stock of Cross Media at the rate of $1.91 of principal of, and/or accrued unpaid interest on, the Amended Note or (ii) receive a warrant to purchase up to a number of shares of common stock of Cross Media equal to 500,000 multiplied by a fraction, the numerator of which is the then outstanding principal amount of the Amended Note and the denominator of which is $1,500,000 (the "Amended Note Warrants"). The Amended Note Warrants will be exercisable for a period of ten years from the date of issuance at an exercise price of $1.91 per share. In connection with the amendment of the Original Note and issuance of the Amended Note, Cross Media issued to the Lender an additional ten-year warrant to purchase 200,000 shares of its common stock at an exercise price of $1.91 per share. Cross Media granted the Lender registration rights with respect to the shares issuable upon conversion of the notes and exercise of the warrants.


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Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits

C.    Exhibits

      Exhibit 99.1 - Amendment to Waiver and Credit Agreements by and among Cross Media, Media Outsourcing, Inc., National Syndications, Inc. and Preferred Consumer Marketing, as borrowers, Fleet National Bank, as agent and issuing lender, and the other lenders under the Credit Agreement dated as of March 19, 2002.

      Exhibit 99.2 - $1,650,000 principal amount note issued to the Lender on August 16, 2002.

      Exhibit 99.3 - $1,500,000 principal amount note issued to the Lender on August 16, 2002.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CROSS MEDIA MARKETING CORPORATION

Date: August 20, 2002                  By: /s/ Richard Kaufman
                                           -------------------------------------
                                           Richard Kaufman
                                           President and Chief Operating Officer


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

                                  EXHIBIT INDEX

      Description

      Exhibit 99.1 - Amendment to Waiver and Credit Agreements by and among Cross media, Media Outsourcing, Inc., National Syndications, Inc. and Preferred Consumer Marketing, as borrowers, Fleet National Bank, as agent and issuing lender, and the other lenders under the Credit Agreement dated as of March 19, 2002.

      Exhibit 99.2 - $1,650,000 principal amount note issued to the Lender on August 16, 2002.

      Exhibit 99.3 - $1,500,000 principal amount note issued to the Lender on August 16, 2002.


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